Exhibit 99.1

For release Western Circuit and Analyst Wire.

January 3, 2006

BRIDGFORD FOODS CORPORATION (NASDAQ BRID) ANNOUNCES ELECTION OF NEW DIRECTOR

Anaheim, California - Bridgford Foods Corporation (Nasdaq: BRID) today announced the election of D. Gregory Scott to the board of directors of the Company. Greg will also serve on the Audit and Compensation Committees. Greg is the Managing Director of Peak Holdings, LLC, an investment management company, based in Beverly Hills. Peak Holdings and its affiliates own and manage in excess of 3 million square feet of office, retail and warehouse space throughout the United States.

CONTACT:	Bridgford Foods Corporation
R. Lancy, 714/526-5533